Exhibit 10.8

                           CONTINENTAL RESOURCES, INC.

                             2000 STOCK OPTION PLAN




                       NONQUALIFIED STOCK OPTION AGREEMENT



Participant
Name:_______________________            Grant Date:____________________________

                                               Vesting Schedule
Shares Subject to Nonqualified                                Percent of Stock
Stock Option: _______             Exercise Dates             Option Exercisable

Expiration Date: ____ 2010       _____________, 2001                    33 1/3%
                                 _____________, 2002                    66 2/3%
Option Price:___________         _____________, 2003                       100%


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                       NONQUALIFIED STOCK OPTION AGREEMENT
                     UNDER 2000 CONTINENTAL RESOURCES, INC.
                                STOCK OPTION PLAN

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement"), made as of the grant date set forth on the cover page of this Option Agreement (the "Cover Page") at Enid, Oklahoma by and between the participant named on the Cover Page (the "Participant") and CONTINENTAL RESOURCES, INC. (the "Company"):

                              W I T N E S S E T H:

     WHEREAS, the Participant is an employee of the Company, a Subsidiary of the Company, or an Affiliated Entity, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company; and

     WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common Stock of the Company, as hereinafter provided, pursuant to the "Continental Resources, Inc. 2000 Stock Option Plan" (the "Plan"), a copy of which has been provided to the Participant; and

     WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

     Section 1. Grant of Stock Option. The Company hereby grants to the Participant a nonqualified stock option (the "Stock Option") to purchase all or any part of the number of shares of its common Stock, par value $1.00 (the "Stock") set forth on the Cover Page, under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be the option price set forth on the Cover Page (the "Option Price").

     Section 2. Times of Exercise of Option. After, and only after, the conditions of Section 9 hereof have been satisfied and the Company's shareholders have approved the Plan in accordance with the provisions of Section
1.04 of the Plan, the Participant shall be eligible to exercise the Stock Option pursuant to the vesting schedule set forth on the Cover Page (the "Vesting Schedule"). If the Participant's employment with the Company (or a Subsidiary of the Company or an Affiliated Entity) remains full-time and continuous at all times prior to any of the exercise dates specified on the Cover Page (the "Exercise Dates"), then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of Stock Options determined by multiplying the aggregate number of shares of Stock subject to the Stock Option set forth on the Cover Page by the designated percentage set forth on the Cover Page.

     Section 3. Term of Stock Option. Subject to earlier termination as hereafter provided, the Stock Option shall expire at the close of business on the expiration date set forth on the Cover Page and may not be exercised after such expiration date; provided, however, in no event shall the term of the Stock Option be longer than ten years from the Date of Grant.

     Section 4. Transferability of Stock Option.

          (a) General. Except as provided in Section 4(b) hereof, the Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by the Participant. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above and in Section 4(b) hereof), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

          (b) Limited Transferability of Stock Options. The Stock Options may be transferred by such Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"),
     (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners; provided that there may be no consideration for any such transfer and subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with Section 4(a) hereof. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 4(b) the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of the Plan shall continue to be applied with respect to the original Participant, following which the Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in the Plan. No transfer pursuant to this Section 4(b) shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request.

     Section 5. Employment. So long as the Participant shall continue to be a full-time and continuous employee of the Company, a Subsidiary of the Company or an Affiliated Entity, the Stock Option shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company, a Subsidiary of the Company or an Affiliated Entity, or interfere in any way with the right of the Company, a Subsidiary of the Company or an Affiliated Entity to terminate the Participant's employment at any time.

     Section 6. Acceleration of Otherwise Unexercisable Stock Options on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any all or any part of the shares subject to the Stock Option for which the applicable Exercise Date(s) has not yet occurred on the date of the Participant's death, termination of his employment due to a Disability, or as the Committee otherwise so determines. With respect to shares subject to the Stock Option for which the applicable Exercise Dates have occurred or for which the Committee has permitted purchase in accordance with the foregoing provision, the Participant, or the representative of a deceased Participant, shall automatically have the right to purchase such shares within three months of such date of termination of employment, one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant.

     Section 7. Method of Exercising Stock Option.

          (a) Procedures for Exercise. The manner of exercising the Stock Option herein granted shall be by written notice to the Secretary of the Company at the time the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Stock Option. Such notice shall state the election to exercise the Stock Option, the number of shares of Stock to be purchased upon exercise, the form of payment to be used, and shall be signed by the person so exercising the Stock Option.

          (b) Form of Payment. Payment in full for shares of Stock purchased under this Option Agreement shall accompany the Participant's notice of exercise, together with payment for any applicable withholding taxes. Payment shall be made (i) in cash or by check, draft or money order payable to the order of the Company; (ii) by delivering Stock or other equity securities of the Company having a Fair Market Value on the date of payment equal to the amount of the Option Price, but only to the extent such exercise of an Option would not result in an accounting charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (iii) a combination thereof. In addition to the foregoing procedure which may be available for the exercise of the Stock Option, after the date on which the Company's Stock is listed on a national securities exchange or the NASDAQ/National Market System or quoted on the over-the-counter market by the National Association of Securities Dealers, the Participant may deliver to the Company a notice of exercise which includes an irrevocable instruction to the Company to deliver the Stock certificate representing the shares of Stock being purchased, issued in the name of the Participant, to a broker approved by the Company and authorized to trade in the common Stock of the Company. Upon receipt of such notice, the Company shall acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual Stock certificate with respect to the exercise of the Stock Option, the broker may sell the Stock or any portion thereof. The broker shall deliver directly to the Company that portion of the sales proceeds sufficient to cover the ISO Price and withholding taxes, if any. For all purposes of effecting the exercise of the Stock Option, the date on which the Participant gives the notice of exercise to the Company, together with payment for the shares of Stock being purchased and any applicable withholding taxes, shall be the "date of exercise." If a notice of exercise and payment are delivered at different times, the date of exercise shall be the date the Company first has in its possession both the notice and full payment as provided herein.

          (c) Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 7, by any person other than the Participant due to the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 302 North Independence, 3rd Floor, Post Office Box 1032, Enid, Oklahoma 73702 and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

     Section 8. Acceleration of Stock Option Upon Corporate Event. If the Company shall, pursuant to action by its Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Stock Options under this Option Agreement, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to the Participant not less than forty days prior to the anticipated effective date of the proposed transaction, and the Stock Option shall become 100% vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, the Participant shall have the right to exercise the Stock Option to purchase any or all of the Stock then subject to the Stock Option. The Participant, by so notifying the Company in writing, may, in exercising the Stock Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event the Participant need not make payment for the Stock to be purchased upon exercise of the Stock Option until five days after written notice by the Company to the Participant that the transaction has been consummated. If the transaction is consummated, the Stock Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Stock not purchased upon exercise of the Stock Option shall continue to be available for purchase in accordance with the other provisions of the Plan and this Option Agreement and (ii) to the extent that any portion of the Stock Option not exercised prior to such abandonment shall have vested solely by operation of this Section 8, such vesting shall be deemed annulled, and the Vesting Schedule set forth on the Cover Page shall be reinstituted, as of the date of such abandonment.

     Section 9. Change of Control or Death of Harold Hamm. Promptly following the first to occur of (a) a Change of Control of the Company, or (b) the death of Harold Hamm if, immediately prior to the time of his death, the Controlling Stockholders were the "beneficial owners," as defined in Rule 3d-3 under the Exchange Act, of more than 35% of the total voting power of the Voting Stock of the Company, on a fully diluted basis, the Committee shall cause written notice of such event to be given to each Participant and his or her outstanding Options shall become 100% vested and thereafter each Participant shall have the right to exercise all or any of his or her Options to purchase Capital Stock then subject to his or her Options.

     Section 10. Securities Law Restrictions. The Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any Stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

     Section 11. Payment of Withholding Taxes. No exercise of any Stock Option may be effected until the Company receives full payment for any required state and federal withholding taxes. Required withholding shall be determined as the employer's minimum statutory withholding based upon the minimum statutory withholding rates for federal and state purposes, including payroll taxes, that are applicable to such supplemental taxable income. Payment for withholding taxes shall be made in cash, by check , or by the Participant surrendering, or the Company retaining from the shares of Stock to be issued upon exercise of the Stock Option, that number of shares of Stock (based on Fair Market Value) that would be necessary to satisfy the requirements for withholding any amounts of taxes due upon the exercise of the Stock Option. Except, however, any payment of required withholding taxes by the Participant in the form of Stock shall not be permitted if it would result in an accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee. For the purpose of calculating the Fair Market Value of shares surrendered or retained to pay withholding taxes, the relevant date shall be the date of exercise. In the event the Participant uses the "cashless" exercise/same-day sale procedure set forth in Section 7(b) hereof to pay withholding taxes, the actual sale price of shares sold to satisfy payment shall be used to determine the amount of withholding taxes payable. Nothing herein, however, shall be construed as requiring payment of withholding taxes at the time of exercise if payment of taxes is deferred pursuant to any provision of the Code, and actions satisfactory to the Company are taken which are designed to reasonably insure payment of withholding taxes when due.

     Section 12. Right of Company to Repurchase Stock.

          (a) Right to Repurchase. In the event that the Participant exercises the Stock Option, any shares of Stock which are issued to the Participant will be subject to the right of the Company to repurchase (the "Repurchase Right") the Stock at its Fair Market Value as determined by the Company in accordance with the terms of this Option Agreement upon such Participant's termination of employment (whether voluntary or involuntary), and such right, unless sooner terminated as provided in Subsection (c) below, to repurchase shall continue for a period of two years following such termination of employment and upon such terms and conditions as the Company deems appropriate or will be subject to a Stock Purchase Agreement in the form which is applicable to the other shareholders of the Company. (b) Right to Pledge or Transfer Stock. After the exercise of the Stock Option, the Participant shall not be permitted to (i) pledge all or any portion of the Stock as security for any debt or obligation of the Participant or (ii) transfer any Stock without the prior written consent of the Company (collectively the "Pledge/Transfer Restriction").

     Section 13. Obligation of Company to Repurchase Stock.

          (a) Obligation to Repurchase. In the event that the Participant exercises the Stock Option and ""the Company is not a "reporting company" under Section 12 of the Exchange Act, the Participant may elect to require the the Company to purchase from the Participant any and all shares of Stock which are or have been issued to the Participant upon the exercise of Options pursuant to this Option Agreement and which are beneficially owned by the Participant as of the date of such election (the "Election Date'), upon the following terms:

               (i) The purchase price to be paid by the Company for the Stock to be repurchased pursuant to this Section 13 (the "Affected Stock") shall be the greater of (A) the Fair Market Value of the Affected Stock as of the Election Date, and (B) the "Estimated Value of the Affected Stock" as of the Election Date. As used herein, the term "Estimated Value of the Affected Stock" shall be determined with reference to the consolidated balance sheet of the Company as of the last day of the calendar quarter next preceding the Election Date (the "Balance Sheet"). The total assets reflected on the Balance Sheet shall be adjusted to include the present value (discounted at an annual rate of 10%) of the Company's oil and gas reserves as of the date of the Balance Sheet, determined in accordance with Section 4-10 of Regulation S-X promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standard No. 69 entitled "Disclosures About Oil and Gas Producing Activities" promulgated by the Financial Accounting Standards Board. The book value net worth of the Company as of the Balance Sheet date, adjusted as provided above, shall be divided by the total number of shares of Stock outstanding as of the Balance Sheet date. The resulting per share value of the Common Stock shall be multiplied by 66 2/3% and the resulting sum shall then be multiplied by the number of shares of Affected Stock and the resulting sum shall be the Estimated Value of the Affected Stock.

               (ii) The purchase price shall be determined by the Company within forty-five (45) days next following the Election Date. Within five (5) calendar days next following the determination of the purchase price, the Company shall provide to the Participant a written report reflecting the Company's calculation of the purchase price in reasonable detail. The Participant shall have five (5) calendar days in which to deliver to the Company its objection to the Company's determination of the purchase price. Any such objection shall be in writing and shall state the basis for such objection. If no such objection is timely made, the Company's determination of the purchase price shall be final.

               In the event of a timely objection, and within ten (10) days following delivery of such objection to the Company, the determination of the purchase price shall be submitted to a panel consisting of three persons, one appointed by the Company, one appointed by the Participant, and the third selected by the other two. The Company and the Participant shall provide written notice to each other of the name of the person appointed to the panel. If either the Company or the Participant fail to timely appoint its member of the panel, the other party may do so. The determination of the purchase price by a majority of the members of the panel shall be final and binding on the parties.

               (iii) The closing of the Company's purchase of the Affected Stock shall occur at the offices of the Company on a business day which is not more than seven (7) calendar days following the final determination of the purchase price. At the closing, the Participant shall deliver the Affected Stock by appropriate assignment against payment of the purchase price.

     Section 14. Restrictive Legend. Each certificate representing the Stock shall contain on its face, in addition to any other legend, the following legend in order to give notice of this restriction to any purchaser or transferee of
Stock:

         "THE SHARES OF COMMON STOCK OF CONTINENTAL RESOURCES, INC. ("COMPANY") REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND THE RIGHT OF THE COMPANY TO REPURCHASE THE STOCK IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN NONQUALIFIED STOCK OPTION AGREEMENT ("AGREEMENT") DATED ________________, 2____ WHICH RELATES TO THE CONTINENTAL RESOURCES, INC. 2000 STOCK OPTION PLAN. CERTAIN TRANSFERS OF THE COMPANY STOCK MAY BE INVALIDATED IF SUCH TRANSFERS ARE NOT MADE IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT. ANY PURCHASER OR TRANSFEREE OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED BY THIS CERTIFICATE SHOULD OBTAIN A COPY OF THE AGREEMENT AND INSURE THAT THE PROPOSED PURCHASE OR TRANSFER DOES NOT VIOLATE THE AGREEMENT."

     Section 15. Notices. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

     IN WITNESS WHEREOF, the parties have executed this Nonqualified Stock Option Agreement as of the day and year first above written.

                                CONTINENTAL RESOURCES, INC., an Oklahoma corporation


                                By:
                                                  "COMPANY"



                                          "PARTICIPANT"